Exhibit 5.1

SCHWARZ, LLC

A LIMITED LIABILITY COMPANY

999 Murray Holladay Road
                    SUITE 109
SALT LAKE CITY, UTAH  84117
Attorney at Law                                 TELEPHONE:    (801) 270-0930
TELECOPY:    (801) 214-9701

December 30, 2010

City Media, Inc.
Board of Directors
4685 South Highland Drive, Suite 202
Salt Lake City, Utah 84117

Re:           City Media, Inc.
           Registration Statement on Form S-1

Gentlemen:

With respect to City Media, Inc. (the “Company”) registration statement (the "Registration Statement") on Form S-1, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company and whether or not the securities proposed to be sold on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable, we have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the above examination, we are of the opinion that the securities of the Company to be sold pursuant to the Registration Statement, when sold and issued, will be validly authorized and issued, fully paid, and nonassessable under corporate laws, including all statutory provisions, of the state of Utah, all applicable provisions of the Utah Constitution and reported judicial decision interpreting those laws.

This opinion is limited in scope to the shares being sold pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future.

Further, we consent to our name, Schwarz, LLC, being included in the Registration Statement and in subsequent amendment to such Registration Statement, as having rendered the foregoing opinion.  We further consent to this opinion being included as an exhibit to the registration statement and its subsequent amendments.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,
SCHWARZ, LLC

/s/ Victor Schwarz
Victor Schwarz